EXHIBIT 32.2

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, John A. Kite, Chief Executive Officer of Kite Realty Group, L.P. (the “Operating Partnership”), and Daniel R. Sink, Chief Financial Officer of the Operating Partnership, each hereby certifies based on his knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
The Quarterly Report on Form 10-Q of the Operating Partnership for the quarter ended September 30, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

2.	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

Date: November 8, 2016	By:	/s/ John A. Kite
John A. Kite
Chief Executive Officer

Date: November 8, 2016	By:	/s/ Daniel R. Sink
Daniel R. Sink
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Operating Partnership and will be retained by the Operating Partnership and furnished to the Securities and Exchange Commission or its staff upon request.